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                                                                   EXHIBIT 10.21



                                    FORM OF
                              OPERATING AGREEMENT
                               MEXICO CLUBS, INC.


    This Agreement is entered into as of the 28th day of August, 1994, by and among Mexico Clubs, L.L.C., a Delaware limited liability company ("Mexico Clubs"), Price Enterprises, Inc., a Delaware corporation ("Price Enterprises"), Price/Costco, Inc., a Delaware corporation ("PriceCostco"), and The Price Company, a California corporation and a wholly-owned subsidiary of PriceCostco ("TPC").

                                    RECITALS


    A. WHEREAS, Price Enterprises and PriceCostco have entered into an Amended and Restated Agreement of Transfer and Plan of Exchange dated as of November 14, 1994 (the "Transfer and Exchange Agreement"); and



    B. WHEREAS, pursuant to the Transfer and Exchange Agreement, Price Enterprises and PriceCostco have agreed to enter into this Agreement at or prior to the Transfer Closing Date (as defined in the Transfer and Exchange Agreement).


                                   AGREEMENT

    THEREFORE, the parties agree as follows:

    1.   DEFINITIONS.   In  addition to  the terms  defined in  the Transfer and
Exchange Agreement, which definitions are incorporated by reference, the following terms are defined:

        1.1 "Affiliate" of any Person shall mean any entity which is owned directly or indirectly thirty percent (30%) or more by the Person, which holds an interest, directly or indirectly, of thirty percent (30%) or more in the Person, or which has a common owner with the Person which owner has, directly or indirectly, thirty percent (30%) or more of both the Person and the Affiliate.

        1.2 "Club Business" shall mean any merchandising activity utilizing 70,000 square feet or more in a single location, operated with membership and selling food and non-food items through a central checkout.

        1.3 "Downstream Affiliate" of any Person shall mean any entity which is controlled directly or indirectly by the Person.

    2.  OPERATING COVENANTS.

        2.1 Non-competition.


         (a)(i) In view of the transfer from TPC to Mexico Clubs of the lines of business constituting the Assets transferred to Mexico Clubs, including goodwill, for the period of five (5) years from the Transfer Closing Date (the "Five-Year Period"), PriceCostco shall not, nor shall it permit or suffer any of its Downstream Affiliates to, directly or indirectly engage in or conduct a Club Business in Mexico other than through Mexico Clubs, own any interest in another company that conducts a Club Business in Mexico other than Mexico Clubs (PROVIDED that neither PriceCostco nor its Affiliates shall be prohibited from purchasing and owning securities of any such company as a passive investment so long as such securities in the aggregate represent no more than ten percent (10%) of the equity securities of such company), knowingly sell to or provide services to a Club Business in Mexico (except for the Club Business conducted directly or indirectly by Mexico Clubs or its Downstream Affiliates), or transfer to any person (other than Price Enterprises or Mexico Clubs) the right to conduct a Club Business in Mexico, including, without limitation, any right to use the name "Costco" in Mexico PROVIDED, HOWEVER, that the foregoing restrictions set forth in this subsection (a)(i) shall terminate and have no further force or effect upon any sale of all of the shares of capital stock of Primex, or all of the shares of capital stock of Price Club Mexico, owned, directly or indirectly, by Mexico Clubs to Comercial Mexicana or any of its Affiliates;

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           (ii) Notwithstanding the foregoing,  PriceCostco may acquire  another company that conducts a Club Business in Mexico; PROVIDED, that in such acquired company's last complete fiscal year prior to such acquisition, the acquired company derived no more than twenty percent (20%) of its annual revenues from its Club Business in Mexico; PROVIDED, FURTHER, that PriceCostco agrees to hold separate the Club Business in Mexico so acquired and to divest of such Club Business as soon as practicable following the consummation of such acquisition. Prior to divesting such Club Business to any bona fide, arm's length purchaser (a "Proposed Purchaser"), PriceCostco shall first offer the opportunity to purchase such Club Business to Mexico Clubs. Such offer (the "First Offer Notice") shall be in writing and shall state the proposed offering price and any other material terms and conditions of the proposed sale of such Club Business. In the event that Mexico Clubs wishes to purchase such Club Business on the terms and conditions set forth in the First Offer Notice,
       Mexico  Clubs  shall  provide  written  notice  ("Purchase  Notice")   to
       PriceCostco within thirty (30) days after receipt of the First Offer Notice. If a Purchase Notice is not received by PriceCostco prior to the expiration of the thirty-day period specified above, then PriceCostco shall have the right to sell such Club Business to any Proposed Purchaser (whether or not identified in the First Offer Notice), but only on terms and conditions with respect to the consideration paid to PriceCostco (and other material terms and conditions which a reasonable purchaser would consider significant to the decision to purchase such Club Business) which are no more favorable to the Proposed Purchaser in any material respect than as stated in the First Offer Notice and only if a definitive agreement with respect to such sale is executed on a date within one hundred twenty (120) days of the First Offer Notice. If, during such 120-day period, PriceCostco should propose to sell such Club Business to a Proposed Purchaser on terms and conditions which are no more favorable to the Proposed Purchaser in any material respect than as stated in the First Offer Notice, except that the consideration to be paid is less than that specified in the First Offer Notice, PriceCostco shall again offer the opportunity to purchase such Club Business to Mexico Clubs in a like manner to that specified above (the "Second Offer Notice"), except that Mexico Clubs shall provide a Purchase Notice to PriceCostco within ten
       (10) business days after receipt of the Second Offer Notice if Mexico Clubs wishes to purchase such Club Business on the terms and conditions set forth in such notice. If a Purchase Notice is not received by PriceCostco prior to the expiration of the ten-business day period specified above, then PriceCostco shall have the right to sell such Club Business to any Proposed Purchaser (whether or not identified in the Second Offer Notice), but only on terms and conditions with respect to the consideration paid to PriceCostco (and other material terms and conditions which a reasonable purchaser would consider significant to the decision to purchase such Club Business) which are no more favorable to the Proposed Purchaser in any material respect than as stated in the Second Offer Notice and only if a definitive agreement with respect to such sale is executed on a date within one hundred and twenty (120) days of the Second Offer Notice.

           (b) Except as otherwise expressly permitted in the Transfer and Exchange Agreement or the other Additional Agreements, for the Five-Year Period, the parties hereto and their Downstream Affiliates will not engage in any business with any of the Specified Companies or
                     , or               or any of their Affiliates.


           (c) For the Five-Year Period, none of Price Enterprises, its Downstream Affiliates, Mexico Clubs or any of its Downstream Affiliates (except, with respect to Price Enterprises and its Downstream Affiliates, as set forth in the Operating Agreement by and among Price Global Trading, Inc., Price Enterprises, TPC and PriceCostco dated of even date herewith), shall directly or indirectly engage in or conduct a Club Business in any geographical area other than Mexico, own any interest in another company that conducts a Club Business in any such area (PROVIDED that none of Price Enterprises, Mexico Clubs or any of their Downstream Affiliates shall be prohibited from purchasing and owning securities of any such company as a passive investment so long as such securities in the aggregate represent no more than ten percent (10%) of the equity securities of such company) or knowingly sell to or provide services to a Club Business in any such area. For the


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       Five-Year  Period,   in  Mexico,   Price  Enterprises,   its   Downstream
       Affiliates, Mexico Clubs and its Downstream Affiliates and Price Club Mexico shall conduct a Club Business only through Mexico Clubs or Price Club Mexico.


           (d) In the event of a breach or threatened breach of this section 2.1 by any party, the parties agree that money damages, alone, would be an inadequate remedy, and that any other party may apply for and obtain injunctive and other equitable relief without necessity of bond or other security, to prevent or remedy such breach.

        2.2 Access, Technology and Buying Services.


           (a) For the Five-Year Period or until such earlier date (if any) when Price Enterprises sells all of its interest in Mexico Clubs to any party unrelated to it, PriceCostco shall provide the following to Mexico Clubs at Mexico Clubs' request solely for Mexico Clubs' use in Mexico:



               (i) full cooperation and support of PriceCostco's and its Downstream Affiliates' buying offices to assist Mexico Clubs in sourcing and acquiring merchandise and services for itself and its Affiliates and joint ventures in Mexico;



               (ii) access to PriceCostco's and its Downstream Affiliates' vendors for Mexico Clubs' placement of orders. PriceCostco and its Downstream Affiliates shall exert reasonable efforts to assure that vendors' prices and terms available to PriceCostco and its Downstream Affiliates shall be equally available to Mexico Clubs for purposes of Mexico Clubs' business. PriceCostco and its Downstream Affiliates shall arrange for the remittance to Mexico Clubs of rebates and discounts received by PriceCostco or its Downstream Affiliates as result of Mexico Clubs' purchases;



              (iii) reasonable support from PriceCostco's and its Downstream Affiliates' buying offices, including an on-line computer connection, for placement of Mexico Clubs' orders for merchandise on behalf of Mexico Clubs, its Downstream Affiliates, joint ventures and licensees and Price Club Mexico. The computer terminals for such on-line computer connection shall be located only in the offices of Price Enterprises or Mexico Clubs in San Diego, California, and access thereto shall be limited to employees of Mexico Clubs and Primex. PriceCostco agrees to use its best efforts (but shall not be required to incur any extraordinary expenses not reimbursed by Mexico Clubs in pursuit thereof) to enable Mexico Clubs to place its orders through PriceCostco's management information system ("MIS");



               (iv) current data and historical data (to the extent reasonably available) on PriceCostco's and its Downstream Affiliates' inventory and costs (which shall include only a description of the inventory carried and the cost thereof, including the components of such cost) as well as such sales information as may reasonably be requested by Mexico Clubs from time to time. Access to such database shall be limited to employees of Mexico Clubs and Primex;



               (v) filling of orders from Mexico Clubs on behalf of Mexico Clubs and its Downstream Affiliates and Price Club Mexico at PriceCostco's direct cost for any private label merchandise sold by PriceCostco or its Downstream Affiliates;


               (vi) splitting and transshipment of bulk orders delivered to the United States for multiple destinations in Mexico and elsewhere;


              (vii) direct computer connection providing, on-line, a description of the inventory carried by PriceCostco and its Downstream Affiliates and the cost thereof (to the extent reasonably available) as well as such sales information as may be reasonably requested by Mexico Clubs from time to time. Access to such database shall be limited to employees of Mexico Clubs and Primex;


             (viii) [Intentionally deleted]; and

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               (ix) use of warehouse space at TPC's City of Industry, California
           warehouse   (or  comparable  space  in   a  comparable  location,  if
           PriceCostco should determine to cease to utilize such warehouse) for a reimbursement payment by Mexico Clubs to PriceCostco of the average direct per square foot cost of said warehouse per four-week period with respect to the space allocated to Mexico Clubs, with such space allocation adjusted semi-annually, provided that if there is a material change in the use of such space by Mexico Clubs, the parties shall adjust Mexico Clubs' allocation of such space as promptly as practicable thereafter.

        (b) For the Five-Year Period, PriceCostco shall give access on a regular basis to two (2) of its Southern California Club Business locations, at no charge, to a reasonable number of Mexico Clubs employees and employees of Mexico Clubs' Affiliates, joint ventures and licensees, for training purposes. Mexico Clubs shall give PriceCostco reasonable notice of the training visits. The locations involved shall be varied from time to time by agreement between the parties. The initial locations, to be used until further agreement, shall be the Carmel Mountain Price Club and the Rancho Del Rey Price Club, both located in San Diego County, California.

        (c) For the Five-Year Period, PriceCostco and its Downstream Affiliates will use their good faith efforts to maximize their importation to the United States and Canada of products produced in Mexico. To the extent transferrable credits for exports from Mexico are received by PriceCostco or its Affiliates, such credits shall be promptly assigned to Mexico Clubs or its designee.


        (d) Direct Cost Reimbursements. In connection with the services provided to Mexico Clubs by PriceCostco pursuant to subsections 2.2(a)(i), 2.2(a)(iii), 2.2(a)(vi), 2.2(a)(vii) and 2.2(a)(ix), above, only, Mexico
    Clubs shall reimburse PriceCostco, for any such services based on PriceCostco's actual incremental, direct cost in respect thereof, including, without limitation, compensation (including employee benefit costs) payable to employees of PriceCostco who provide any such series to Mexico Clubs.


        (e) Payments. The payments provided in subjection (d) above shall be due every four weeks within twenty (20) days after receipt of a timely invoice from PriceCostco.


        (f) Confidentiality. Until two (2) years from the termination of this Agreement pursuant to section 3.8 or 3.9 or otherwise, each party and its Downstream Affiliates shall maintain in strict confidence all information it has obtained or shall obtain, pursuant to this Agreement or otherwise, relating to the business, operations, properties, Assets, products, condition (financial or otherwise), liabilities, employee relations, customers, suppliers, prospects, technology, or trade secrets of the other party; except to the extent such information (i) is in the public domain through no act or omission of the disclosing party, (ii) is required to be disclosed by law, or (iii) is independently learned by the disclosing party outside of this relationship. The foregoing notwithstanding, the obligations of this subparagraph with regard to information concerning any party's membership and membership database shall continue until five (5) years from the termination of this Agreement. In the event of a breach or threatened breach of this subparagraph, the parties agree that money damages, alone, would be an inadequate remedy, and that a party may apply for and obtain injunctive and other equitable relief without necessity of bond or other security, to prevent or remedy such breach. The foregoing notwithstanding, the parties agree that Mexico Clubs may disclose information to its Affiliates, joint ventures, or licensees that would otherwise be prohibited by this subparagraph; PROVIDED that information obtained by Mexico Clubs pursuant to Sections 2.2(a)(i) - (iv) and 2.2(a)(vii) hereof may not be disclosed to such Affiliates, joint ventures and licensees except that, on an individual, product-by-product basis in connection with specific inquiries concerning any product, Mexico Clubs may disclose to an Affiliate, joint venturer or licensee the gross acquisition cost (which shall not include the components thereof), as well as information with respect to shipping, packaging and size, with respect to such product; PROVIDED, FURTHER, that prior to any such disclosure, any such Affiliate, joint venturer or licensee agrees in writing to be bound by the provisions of this subparagraph and such agreement shall expressly state that PriceCostco shall be a third party beneficiary of such agreement.


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        (g) For the Five-Year Period, Mexico Clubs and its Downstream Affiliates
    shall provide the following to PriceCostco at PriceCostco's request:

           (i) access to Mexico Clubs' and its Downstream Affiliates' vendors for PriceCostco's placement of orders. Mexico Clubs and its Downstream Affiliates shall exert reasonable efforts to assure that vendors' prices and terms available to Mexico Clubs and its Downstream Affiliates shall be equally available to PriceCostco. Mexico Clubs and its Downstream Affiliates shall arrange for the remittance to PriceCostco of rebates and discounts received by Mexico Clubs and its Downstream Affiliates as a result of PriceCostco's purchases; and

           (ii) current data and historical data (to the extent reasonably available) on Mexico Clubs' and its Downstream Affiliates' inventory and costs (which shall include only a description of the inventory carried and the cost thereof, including the components of such cost) as well as such sales information as may reasonably be requested by PriceCostco from time to time. Access to such database shall be limited to employees of PriceCostco.

    2.3 Reciprocal Memberships. PriceCostco and Mexico Clubs agree to permit reciprocal shopping privileges in their Club Business locations among their respective members.


    2.4 Inventory Purchased as of Transfer Closing Date. Representatives of PriceCostco and Mexico Clubs performed or, in certain cases, will perform, a physical inventory at the distribution centers where merchandise sourced for delivery to Mexico is maintained. Within fifteen (15) days after receipt of an invoice for such merchandise, Mexico Clubs shall pay PriceCostco in cash for such merchandise in an amount constituting PriceCostco's "carried costs" of such merchandise on PriceCostco's books and records.



    2.5 Certain Payments by Price Club Mexico. Upon receipt thereof from Price Club Mexico, PriceCostco shall pay to Mexico Clubs the $27,500 (annual servicemark fee) and the $2,000 (per period computer fee) payable by Price Club Mexico pursuant to agreements in effect as of the date hereof. PriceCostco shall take all reasonable efforts to collect such amounts from Price Club Mexico, and shall not amend or terminate such agreements, if the effect of such amendment or termination would reduce the amount of such annual servicemark fee or per period computer fee, without the consent of Mexico Clubs, which shall not be unreasonably withheld.


    3.  GENERAL


    3.1 Assignment. This Agreement is not assignable by any of the parties without the prior written consent of the other parties. The foregoing notwithstanding, this Agreement or any of the rights hereunder is assignable by any party to any Affiliate of the assigning party. In the event of any assignment, the assigning party remains fully liable for all of its obligations hereunder. In addition, this Agreement may be assigned by Mexico Clubs to a successor corporation formed pursuant to Section 6.21 of the Transfer and Exchange Agreement, and upon such assignment, Mexico Clubs shall be released from its obligations hereunder.


    3.2 Disputes. Any and all disputes hereunder shall be resolved by arbitration in San Francisco, California, in accordance with the provisions of
Section 10.3 of the Transfer and Exchange Agreement.

    3.3 Law. This Agreement shall be governed by the laws of the State of New York.

    3.4 Contravention. If any provision of this Agreement contravenes any applicable law or regulation, the remainder of the Agreement shall be given effect as though such provision were not present, and in a manner so as to achieve the objective of such provision as nearly as possible without contravening the law.


    3.5 Integration. This Agreement, together with the Transfer and Exchange Agreement and the Tax Allocation Agreement by and between PriceCostco and Primex of even date herewith, constitute the entire agreement between these parties on this subject matter, and supersede any and all prior agreements and understandings on this subject.


    3.6 Notice. All Notices required under this Agreement shall be deemed given and received on the date hand delivered or telecopied or two days after the date mailed by registered mail to the following respective addresses:

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                   If to Mexico Clubs:

                   Mexico Clubs, L.L.C.
                   4649 Morena Boulevard
                   San Diego, California 92117
                   Attention:  Robert Price

                   If to Price Enterprises:

                   Price Enterprises, Inc.
                   4649 Morena Boulevard
                   San Diego, California 92117
                   Attention:  Robert Price

                   If to PriceCostco:

                   Price/Costco, Inc.
                   10809 120th Avenue NE
                   Kirkland, Washington 98033
                   Attention:  Donald E. Burdick, Esq.

                   If to TPC:

                   The Price Company
                   10809 120th Avenue NE
                   Kirkland, Washington 98033
                   Attention:  Donald E. Burdick, Esq.

    3.7 Downstream Affiliates. With regard to the obligations imposed on Downstream Affiliates hereunder, each party hereto shall assure the compliance with such obligations by its respective Downstream Affiliates.

    3.8 Renewal and Extension. With regard to all rights and obligations expiring at the end of the Five-Year Period, PriceCostco and Mexico Clubs shall each notify the other parties, in writing, at least six (6) months prior to the end of the Five-Year Period and at least six (6) months prior to the end of any pending extensions thereof, if the notifying party desires to terminate such rights and obligations upon expiration of the period. If no such notice is timely received by either party, the period shall be deemed extended on the same terms and conditions for one (1) year.


    3.9 Termination Upon Sale. This agreement (other than Section 2.2(f) hereof, which shall survive any such termination as set forth therein) shall terminate and have no further force and effect upon any sale of all of the shares of Primex, or all of the shares of capital stock of Price Club Mexico, owned, directly or indirectly, by Mexico Clubs to Comercial Mexicana or any of its Affiliates.


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    IN WITNESS  WHEREOF,  the parties  signed  below  on the  date  first  above written,

THE PRICE COMPANY                              MEXICO CLUBS, L.L.C.

  By: ---------------------------------------    By: ---------------------------------------

 Its: ---------------------------------------   Its: ---------------------------------------

PRICE/COSTCO, INC.                             PRICE ENTERPRISES, INC.

  By: ---------------------------------------    By: ---------------------------------------

 Its: ---------------------------------------   Its: ---------------------------------------

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